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                                                                    EXHIBIT 2.3

                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") made as of May 7, 1997, by and among NOBLE DRILLING CORPORATION, a Delaware corporation ("Parent"), NOBLE DRILLING (U.S.) INC., a Delaware corporation ("NDUS"), NOBLE OFFSHORE CORPORATION, a Delaware corporation ("NOC"), NOBLE DRILLING (MEXICO) INC., a Delaware corporation ("NDMEX"), NN-1 LIMITED PARTNERSHIP, a Texas limited partnership ("NN-1"), and MEXICO DRILLING PARTNERS INC., a Nevada corporation and a wholly owned indirect subsidiary of Parent ("MDPI"), and PRIDE PETROLEUM SERVICES, INC., a Louisiana corporation ("Buyer"), PRIDE OFFSHORE, INC., a Delaware corporation and a wholly owned subsidiary of Buyer ("Pride Offshore"), and FORASOL S.A., a French corporation and a wholly owned subsidiary of Buyer;

                              W I T N E S S E T H:

         WHEREAS, Parent, Sellers and Buyer are parties to that certain Asset Purchase Agreement dated as of February 19, 1997 (the "Purchase Agreement"); and

         WHEREAS, capitalized terms that are used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement; and

         WHEREAS, in accordance with Section 10.7 of the Purchase Agreement, Parent, Sellers and Buyer have agreed that Sellers will effectively convey title to certain of the Rigs to Buyer or any Buyer Designee by conveying to Buyer or any Buyer Designee all of the outstanding membership interest (the "Membership Interest") in Mexico Drilling Limited LLC, a Delaware limited liability company ("MDLL") and the sole owner of such Rigs; and

         WHEREAS, in accordance with Section 15.5(b)(i) of the Purchase Agreement, Parent and Sellers desire to designate MDPI (the "Seller Designee"), the sole owner of the Membership Interest, for the purpose of conveying to Buyer or any Buyer Designee title to the Membership Interest; and

         WHEREAS, in accordance with Section 15.5(b)(ii) of the Purchase Agreement, Buyer desires to designate Pride Offshore and Forasol (the "Buyer Designees") for the purpose of acquiring title to certain of the Purchased Assets and the Membership Interest from Sellers and the Seller Designee; and

         WHEREAS, the Seller Designee desires to execute and deliver this Amendment in order to be made a party to the Purchase Agreement for the purpose of conveying to Buyer and/or the Buyer Designees the Membership Interest, and the Buyer Designees each desire to execute and deliver this Amendment in order to be made a party to the Purchase Agreement for the purpose of acquiring all or a part of the Purchased Assets and the Membership Interest; and

         WHEREAS, the parties hereto desire to make certain other changes to the Purchase Agreement;


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         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. The Seller Designee hereby enters into this Amendment and agrees to be bound by the Purchase Agreement, and Buyer and the Buyer Designees acknowledge and agree that the Seller Designee may convey the Membership Interest and any of the Purchased Assets to Buyer and/or the Buyer Designees, as contemplated by Section 15.5(b)(i) of the Purchase Agreement. This Amendment shall not relieve Parent or any of the Sellers of their duties, liabilities or obligations under the Purchase Agreement.

         2. The Buyer Designees hereby enter into this Amendment and agree to be bound by the Purchase Agreement, and Parent, Sellers and the Seller Designee hereby acknowledge and agree that the Buyer Designees may acquire the Membership Interest and any or all of the Purchased Assets, as contemplated by Section 15.5(b)(ii) of the Purchase Agreement. This Amendment shall not relieve Buyer of any of its duties, liabilities or obligations under the Purchase Agreement.

         3. Section 13.4 of the Purchase Agreement is hereby amended in the following respects:

         (i) change the fourth word of the first sentence thereof from "information" to "indemnification"; and

         (ii) change the second to last word of the last sentence thereof from "Indemnifying" to "Indemnified".

         4. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without regard to the principles of conflicts of laws thereof.

         5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective officers hereunto duly authorized as of the date first above written.

                             NOBLE DRILLING CORPORATION


                             By: /s/ Byron L. Welliver
                                ------------------------------------------
                             Name:  Byron L. Welliver
                             Title: Senior Vice President - Finance

                             NOBLE DRILLING (U.S.) INC.


                             By: /s/ Byron L. Welliver
                                ------------------------------------------
                             Name:  Byron L. Welliver
                             Title: President

                             NOBLE OFFSHORE CORPORATION


                             By: /s/ Byron L. Welliver
                                ------------------------------------------
                             Name:  Byron L. Welliver
                             Title: Senior Vice President - Finance

                             NOBLE DRILLING (MEXICO) INC.


                             By: /s/ Greg Boane
                                ------------------------------------------
                             Name: Greg Boane
                             Title: Treasurer and Controller

                             NN-1 LIMITED PARTNERSHIP
                             By Noble Drilling Corporation, General Partner


                             By: /s/ Byron L. Welliver
                                ------------------------------------------
                             Name:  Byron L. Welliver
                             Title: Senior Vice President - Finance

                             MEXICO DRILLING PARTNERS INC.


                             By: /s/ Byron L. Welliver
                                ------------------------------------------
                             Name:  Byron L. Welliver
                             Title: Senior Vice President



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                             PRIDE PETROLEUM SERVICES, INC.


                             By: /s/ Robert W. Randall
                                ------------------------------------------
                             Name: Robert W. Randall
                             Title: Vice President

                             PRIDE OFFSHORE, INC.


                             By: /s/ Steven R. Tolson
                                ------------------------------------------
                             Name: Steven R. Tolson
                             Title: President

                             FORASOL S.A.


                             By: /s/ Gerard Godde
                                ------------------------------------------
                             Name: Gerard Godde
                             Title: Chief Operating Officer



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